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                                                                    Exhibit 21.1


NCO Group, Inc. ("NCO")
Pennsylvania corporation

                             FIRST TIER SUBSIDIARIES

                        Wholly-Owned Subsidiaries of NCO

NCO Financial Systems, Inc.
Pennsylvania corporation
also doing business as "The Sentry Group" and "American Financial
Enterprises - Collection Division"

NCO Funding, Inc.
Delaware corporation

Management Adjustment Bureau Funding, Inc.
Delaware corporation

NCO Teleservices, Inc.
Pennsylvania corporation
also doing business as "The Response Center"

NCO Financial Systems of MI, Inc.
Michigan corporation

CRWF Acquisition, Inc. ("CRWF")
Pennsylvania corporation
also doing business as "CRW Financial"

K&K Acquisition, Inc.
Pennsylvania corporation
also doing business as "Kaplan & Kaplan"

NCO Financial Systems of NC, Inc.
North Carolina corporation

Goodyear & Associates Funding, Inc.
Delaware corporation

Advantage Financial Services Funding, Inc. ("AFSF")
Delaware corporation

Credit Acceptance Funding Corporation
Delaware corporation





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CC Services, Inc.
Delaware corporation

MedSource Funding, Inc. ("MedSource")
Delaware corporation

FCA Funding, Inc. ("FCA Funding")
Delaware corporation

FCA International Limited ("FCA International")
Canadian corporation

JDR Acquisition, Inc.
Delaware corporation

NCO Portfolio Funding, Inc.
Delaware corporation

MSC Funding, Inc. ("MSC Funding")
Delaware corporation


                            SECOND TIER SUBSIDIARIES

                        Wholly-Owned Subsidiaries of CRWF


CRW California, Inc.
Delaware corporation

CRW Texas, Inc.
Delaware corporation

                        Wholly-Owned Subsidiaries of AFSF

Advantage Southeast, Inc.
Tennessee corporation

American Transportation Services Bureau, Inc.
Ohio corporation

                     Wholly-Owned Subsidiaries of MedSource


Management Financial Services, Inc.
Tennessee corporation

MAC/TCS, Ltd.
Illinois corporation


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All States Credit Service, Inc.
Missouri Corporation
also doing business as "All States Collection Service"

World Credit, Inc.
Michigan corporation

                    Wholly-Owned Subsidiaries of FCA Funding

Financial Collection Agencies (U.K.) Limited
U.K. corporation

Accounts Receivable Consultants Limited
U.K. corporation

Financial Collection Agencies, Inc. (Puerto Rico)
Puerto Rico corporation

                 Wholly-Owned Subsidiaries of FCA International

FCA International Systems Group, Inc.
Canadian corporation

SGL Receivables Management Ltd.
Canadian corporation

Financial Collection Agencies, Ltd.
New Brunswick corporation

Collection Control (Canada), Inc.
Canadian corporation

Financial Collection Agencies (International) Inc.
Canadian corporation

Finstar Finance Inc.
Canadian corporation

                     Wholly-Owned Subsidiary of MSC Funding


Medaphis Services Corporation ("MSC")
Delaware corporation





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                             THIRD TIER SUBSIDIARIES

      Wholly-Owned Subsidiary of Financial Collection Systems Group Limited

FCA International Systems Group Limited
U.K. corporation

  Wholly-Owned Subsidiary of Financial Collection Agencies, Inc. (Puerto Rico)

FCA Leasing Inc.
Delaware corporation

  Wholly-Owned Subsidiary of Financial Collection Agencies (International) Inc.

Stru-Cap Finance Inc.
Canadian corporation

                         Wholly-Owned Subsidiary of MSC

AssetCare, Inc.
Georgia corporation